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Consent Of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report for the Goldman Sachs Trust - Equity Funds dated October 8, 1999 (and to all references to our firm) included or incorporated by reference in Post-Effective Amendment No. 69 and Amendment No. 71 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.


                                                  /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
December 15, 2000